                                                                   EXHIBIT 10.12

                    AMENDEMENT TO THE OEM LICENSE AGREEMENT
                    ---------------------------------------

       This Amendment to the OEM License Agreement ("Agreement") by and between Xerox Corporation ("Xerox") and Sandia Imaging Systems ("Sandia") is made this 27/TH/ day of December, 1996 (the "Effective Date"), by and between Xerox and Sandia. The purpose of this Amendment is to define the terms and conditions of Sandia's continued license of the Licensed Programs, the extension of Sandia's licensing rights, the continued payment of royalties and the license to use Xerox Source.

       All portions of the Agreement, unless specifically identified and replaced by, or amended by this Amendment, are incorporated herein and continue to be in effect and will be unchanged by this Amendment. All capitalized terms used herein have the same meaning as in the Agreement.

1.  DEFINITIONS
    -----------

    1.1  XEROX SOURCE. The term "Xerox Source" shall mean the human readable
         ------------
         source code documentation described in Exhibit A and any changes, alternations, corrections or enhancements to the source code documentation described in Exhibit A provided by Xerox to Sandia pursuant to the terms hereof or of any subsequent agreement between Xerox and Sandia.

    1.2  DOCUMENTATION. "Documentation shall mean Xerox' documentation for the
         -------------
         Xerox Source supplied to Sandia for internal use only.

2.  LICENSE GRANTS
    --------------

    2.1  LICENSE TO USE XEROX SOURCE
         ---------------------------

         2.1.1 LICENSE GRANT. Xerox hereby grants to Sandia a non-exclusive non-transferable license, during the term of this Agreement and subject to Sandia's compliance with Paragraph 2.1.2 ("Protection
                                                ---------------
            of Xerox Source") and the other terms of this Agreement, to use the Xerox Source at it s facility located at 3208 Commander Drive, Carrollton, TX 75006, or upon notification to Xerox such other Sandia location ("Development Site") for the sole purpose of creating dedicated reading and writing dataglyph systems ("Systems") to read and write to the Products. Sandia may sell such Systems to Resellers and/or End-Users but such Systems shall not provide access to Xerox Source. Sandia shall have no right to sublicense such rights in and to Xerox Source to a third party. Xerox shall own the copyrights and patents in all of the Sandia changes and enhancements.

         2.1.2 PROTECTION OF XEROX SOURCE. Sandia agrees that it will not (a) disclose all or any portion of the Xerox Source to third parties, with the exception of authorized employees ("Authorized Employees") and authorized contractors ("Authorized Contractors") (i) who
            require access thereto for a purpose authorized by this
            Agreement, (ii) who have signed the appropriate employee or contractor agreement substantially in the form attached as
            Exhibit B-1 ("Employee/Contractor Agreement") and who sign an
            -----------
            amendment in the form attached as Exhibit B-2 ("Confidentiality
                                              -----------
            Amendment") prior to the initial access to Xerox Source
            specifically recognizing and agreeing to protect the
            confidentiality of such information; (the forms of agreements attached as Exhibit B-1 (b) reproduce Xerox Source, or any
                        -----------
            portion of Xerox Source, in any form or medium, without Xerox's prior written permission except as necessary for developing and maintaining as provided in Section 2.1.1 and for archival storage, (c ) use Xerox Source for any purpose not specifically authorized in this Agreement of (d) will take the same precautions and security measures to protect he confidentiality and security of Xerox Source as Sandia does with its own source code, including, but not limited to, employees wearing Sandia identification badges at all times while on company premises; visitors signing in and being accompanied by Sandia employees, access to facilities during 'non-working' hours limited to management approved individuals. In addition, Sandia agrees to maintain a log which contains a list of all Authorized Employees and Authorized Contractors who actually have had access to Xerox Source. Sandia agrees to comply with Xerox's requests, from time to time, to provide Xerox with copies of its list and updates thereto, and all such Confidentiality Agreements entered into by Sandia and its Authorized Employees and Authorized Contractors and not previously provided to Xerox. Finally, upon termination or resignation of an employee, perform an exit interview reminding the employee about his/her requirements regarding confidentiality.

         2.1.3 XEROX SOURCE SUPPORT. Xerox warrants that Xerox shall make available, as part of the payments, to Sandia a Xerox employee knowledgeable about the Xerox' Source. Such employee is only obligated to support Sandia with one-third of his/her time, as calculated on an annual basis, and solely to help Sandia with its use of the Xerox Source as licensed under Section 2.1.1. In the event the assigned employee is not available during the normal work week, Xerox will make available another employee knowledgeable about the Xerox ' Source. If additional resources are needed, as determined by Sandia and/or Xerox, the parties agree to negotiate the price and terms and conditions of such additional support. In addition, Sandia acknowledges that the Xerox Source is of such complexity that it may have inherent defects, and agrees that Xerox makes no other warranty, either express or implied, as to any matter whatsoever, including without limitation, the condition of the Xerox Source. Xerox may, from time to time, at its sole discretion, update or improve the Xerox Source with modifications and enhancements to the Xerox Source and corresponding documentation, if available, which are designed by Xerox to correct or improve the performance of the software. Xerox agrees to provide information to Sandia regarding any modifications or enhancements that may become available. Such source code updates, if any, will be provided to Sandia if requested and at a price (such prices to be based on the actual cost of the enhancement or modifications) and terms to be agreed upon. Xerox agrees, however, that it will provide to Sandia proposed source code release number 1.5 of the Xerox Source when such release becomes available. Sandia agrees to pay for any requested 'build' of such release up to but not to exceed $25,000.

         2.1.4  PROPRIETARY RIGHTS AUDIT.  During the term of this Agreement and for a period of eighteen (18) months thereafter, Xerox may appoint an independent third party who shall have access to such portion of Sandia' records and premises to allow Xerox to determine whether Sandia is substantially in compliance with Paragraph 2.1.2
                                                               ---------------
            ("Protection of Xerox Source") of this Agreement (i.e. that Sandia is observing the agreed upon rules and procedures as to the protection and authorized use of the Xerox Source). In no event shall audits be made hereunder more frequently than every six (6) months. Such access shall be (a) during Sandia's regular business hours and with a minimum notification of 48 hours, (b) arranged so that, to the extent possible, Sandia's regular business activities are minimally disrupted and (c ) under the terms of an appropriate confidentiality agreement executed by the individual(s) conducting such audit. Xerox shall pay the costs of such audit. Sandia shall immediately correct any deficiencies discovered in the course of the audit.

    2.2  LICENSE TO LICENSED PROGRAMS.
         ----------------------------

         2.2.1 LICENSE GRANT. Sandia shall have a license to the Licensed Programs as provided in Section 7 of the Agreement. That right shall be interpreted to include the sublicensing of dataglyphing capability to 3/rd/ party vendors (i.e. scanner vendors) who will market products designed to read Sandia's keyed dataglyphs via products sold under the 3/rd/ party's and other labels.

    2.3  NEW EMBEDDED TECHNOLOGY.
         -----------------------

         2.3.1 Both parties recognize that Xerox is, and will continue, to develop embedded technologies during the course of this Agreement. If Xerox develops embedded technology that the parties agree is competitive to the Licensed Program, the parties agree that they will discuss the availability of such embedded technology to Sandia upon the commercialization of such technology by Xerox.

3.  ROYALTY
    -------

    3.1 Royalty Amounts. In consideration of the license grants provided under the Agreement and this Amendment, Sandia shall pay to Xerox in US dollars two million one hundred thousand dollars ($2,100,000) as set forth in the payment schedule below:

              December 15, 1997         $700,000.00 + interest
              December 15, 1998         $700,000.00 + interest
              December 15, 1999         $700,000.00 + interest

    3.2 The parties agree that Exhibit A of the Agreement is deleted and replaced with the new Exhibit A attached hereto.

    3.3  The parties agree that Section 3.8, including 3.8.1, 3.8.2, 3.8.3, and
         3.10 of the Agreement are not applicable until after December 31, 1999.

4.  EXHIBIT B AND D./ SANDIA'S PRODUCTS / MARKET FOR EXCLUSIVITY
    ------------------------------------------------------------

    4.1 The parties agree that Exhibit B of the Agreement is deleted and replaced with the new Exhibit B attached hereto. The parties agree that Exhibit D of the Agreement is deleted and replaced with the new Exhibit D attached hereto.

5.  TERMINATION
    -----------

    5.1 Section 13.1 of the Agreement is deleted and replaced with the following: "This Agreement is effective upon the date of execution by Xerox and Sandia, unless terminated sooner by a provision of this Agreement, will continue until December 31, 1999 and thereafter will automatically renew for successive one year terms."

    5.2  Section 13.2 of the Agreement is deleted.

    5.3 Section 13.3 of the Agreement is deleted and replaced as follows: At any time after December 31, 1999, Sandia may terminate, or not renew, this Agreement based upon its own business reasons and objectives notwithstanding that Xerox is not then in default of its obligations hereunder. In this circumstance, Sandia shall give Xerox written notice of termination or non-renewal at least ninety days in advance.

    5.4  Section 13.5 of the Agreement is deleted and replaced as follows:
         "Should Sandia fail to pay Xerox the minimum annual royalty payment by the expected dates as defined in Exhibit A, the provision granting Sandia the sole distribution rights for the Licensed Programs reverts to a non-exclusive license grant. Termination of exclusivity is Xerox' sole remedy for Sandia's failure to pay the minimum royalty, and such failure shall not be deemed a breach of the Agreement."

    5.5 In addition to the effects of termination set forth in Section 14 of the Agreement, if the license granted pursuant to Paragraph 2.1 of the Amendment shall be terminated; Sandia shall continue to be responsible for safeguarding the trade secrets and proprietary rights of Xerox in accordance with the terms of the Agreement and this Amendment after such cancellation, termination, or expiration and Sandia shall erase, destroy or return to Xerox any of Xerox's proprietary information provided pursuant to this Amendment or Agreement. Upon Xerox's request, Sandia shall warrant in writing to Xerox its return or destruction of Xerox's proprietary information within thirty (30) days of cancellation.

6.  GENERAL
    -------

    6.1 Governing Law. This Amendment shall be governed in all respects by the internal laws of California.

    6.2 Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Amendment or the Agreement, breach of the provisions of this Amendment or the Agreement by Sandia will cause Xerox irreparable damage for which recovery of money damages would be inadequate, and that Xerox shall therefore be entitled to obtain timely injunctive relief in a court of competent jurisdiction to protect Xerox's rights under this Amendment or the Agreement in addition to any and all remedies available at law.

    6.3 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

    6.4 Entire Agreement. This Agreement, the Agreement and their respective Exhibits constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of a conflict between the terms and conditions of the Agreement and this Amendment, the terms of this Amendment shall control. This Amendment may only be changed by mutual agreement of authorized representatives of the parties in writing.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized employees to be effective as of the date first written on page 1 of this Agreement.

Xerox:                           Sandia:

XEROX CORPORATION                     SANDIA CORPORATION

By:                                   By:
    ------------------------              -------------------------
Print                                 Print
Name:                                 Name:
     ----------------------                ------------------------
Title:                                Title:
       --------------------                  ----------------------
Date:                                 Date:
      ---------------------                 -----------------------

                                   EXHIBIT A:

                               LICENSED PROGRAMS
                               -----------------

The Licensed Program is the SmartPaper Tooklit for Windows (Version 1.1a) previously provided to Sandia by Xerox.

ROYALTY SCHEDULE after December 31, 1999.

                                          ROYALTY FEE
                                          -----------
ITEMS TO APPLY ROYALTY                    % OF ACHIEVED REVENUE*
----------------------                    ----------------------
On all Sandia hardware used to read,       5%
write and decode SmartPaper Objects**,
locally or via a server***
On all Sandia software used to read,       5%
write and decode SmartPaper Objects
On all other Sandia revenues from          5%
SmartPaper related royalties and
services.
Any and all reading and writing            5%
dataglyph systems using Xerox Source.

*Sandia shall pay to Xerox a per item royalty of a percentage of Sandia's achieved revenue as indicated above. For purposes of this Agreement, "achieved revenue" shall be the total price at which an order for the above items is invoiced to the customer, including any increase or decrease in the total amount of the order, i.e., net of any returns or allowances, but excluding all costs of shipping, tax and insurance.

**"SmartPaper Objects" are comprised of the following components: (1) DataGlyphs; (2) Clip Regions; (3) Signature Regions; (4) Check Boxes.

***Royalty does not apply to Sandia Imaging's basic card printer, but, rather, only to dedicated Hardware to encode and decode SmartPaper Objects.

MINIMUM ANNUAL ROYALTY PAYMENT:

By December 31, every year after 1999      $500,000

Subject to the provisions of Section 13.5, at the end of any particular year, as described above, Sandia will determine if the accrued and payable earned royalties for such year are less than the Minimum Annual Royalty for such year, and shall pay Xerox in cash any such amount under the Minimum, at the time Sandia makes the payment for the quarter then ended.

ROYALTY DISCOUNT SCHEDULE:

The 5% Royalty set forth in Amendment A on achieved revenues, as defined in Amendment A., shall be subject to a declining percentage based on attaining revenues beyond minimum amount thresholds:

Achieved Revenue within Calendar Year    Achieved Royalty Percentage
       Minimum of $10 Million            4.5%
       Minimum of $20 Million            4.0%
       Minimum of $30 Million            3.5%
       $30 Million or more               3.0%

                                   EXHIBIT B

                               SANDIA'S PRODUCTS

Product Description:    A product which prints and reads from any security
identification and security portable database media. These media refer to cards made substantially of plastic, or such other material as becomes adopted by the identification and secured access industry and other security media including passports, visas, drivers licenses, national identification media, boarder crossing media all falling under the category of "security and identification media."

                                   EXHIBIT D

                      THE MARKET FOR SANDIA'S EXCLUSIVITY

Sandia is granted by Xerox the right to be the sole value added reseller for use of the Licensed Programs in the secured access industry. That being, Xerox shall not license the Licensed Programs to a third party for purposes of using such Licensed Programs to create a competitively similar product (set forth as in Exhibit D as Product Description) that will print and read from security identification and security portable database media.

Sole value added reseller, as used herein, means that Xerox will not grant to a third party a license to use the Licensed Program to make competitive products within the above defined market. Xerox Corporation or its subsidiaries reserved the right to enter this market itself.

                                  EXHIBIT A-1

                                  XEROX SOURCE

For the purpose of this agreement, SmartPaper Source Code is defined to be the source code versions of all files found in the code tree used to build version 1.1a of the SmartPaper Toolkit for Windows, plus any code that is changed or modified, added or enhance by DDS in this code tree prior to December 15, 1996.

                                  EXHIBIT B-1

                     SANDIA'S EMPLOYEE/CONTRACTOR AGREEMENT

Sandia must provide a copy of their standard employee and contractor confidentiality agreement for our review and incorporation into the Amendment.

                    EXHIBIT B-2:  CONFIDENTIALITY AMENDMENT
                    ---------------------------------------

In connection with my [employment by / or my engagement as an independent contractor with] Sandia, I entered into a confidentiality agreement which required me to treat as confidential certain proprietary information (the "Prior Agreement"). In return for my access to certain source code owned and provided to Sandia by Xerox Corporation ("Xerox"), Sandia and I hereby agree to amend the Prior Agreement as follows:

1. PROPRIETARY INFORMATION.  I am to receive access to certain source code,
   ------------------------
   documentation or other proprietary information supplied to Sandia by Xerox ("Confidential Information") who is a third party supplier of Sandia. I acknowledge that such information is confidential or proprietary as defined by the Prior Agreement. I agree to maintain the Confidential Information in the strictest of confidence and to treat all such Confidential Information in accordance with the restrictions imposed on other proprietary or confidential information pursuant to the Prior Agreement.

2. INJUNCTIVE RELIEF. I understand and agree that if I breach this Agreement, as
   ------------------
   hereby amended, I will cause Sandia and its suppliers irreparable damage for which recovery of money damages would be inadequate, and that Sandia and its suppliers shall be entitled to obtain timely injunctive relief to protect their rights hereunder in addition to any and all remedies available at law.

3. THIRD PARTY BENEFICIARY. I understand that Xerox is a third party beneficiary
   ------------------------
   to this Agreement. I agree that Xerox is entitled to enforce all the provisions of this Agreement in addition to Sandia.

4. REAFFIRMATION OF OBLIGATIONS UPON REASSIGNMENT. If I am reassigned from a
   -----------------------------------------------
   project involving access to the proprietary information of Xerox to a project not involving such access, I agree to reaffirm my obligations pursuant to this agreement by re-executing this Amendment.

[EMPLOYEE/CONTRACTOR]                   SANDIA
---------------------                   ------

--------------------------------        -------------------------------
Signature                               Signature

--------------------------------        -------------------------------
Print Name                              Print Name

--------------------------------        -------------------------------
Date                                    Date

DATE TO COMMENCE ACCESS TO XEROX INFORMATION:
                                              -------------------------

                            SECURED PROMISSORY NOTE

Date: _____________________________________                                XEROX

1.  Amount Loaned $2,100,000              3.  Total of Payments (1+2) $2,100,000

2. Interest on the payment due shall be 4. Annual Percentage Rate fixed. at the prime rate on the payment due date.

a.  TERMS AND REPAYMENT: The term of this note shall be until December 15, 1999
    --------------------
    or until paid. For value received the undersigned (hereinafter referred to as "Debtor") promises to pay Xerox Corporation (Xerox) at its offices located at 3400 Hillview Avenue, PAHV 211, Palo Alto California 94304, or to anyone Xerox may designate, as follows: (1) On December 15, 1997, the sum of $7000,000 together with imputed interest at the prime rate of interest as published in the Wall Street Journal (Western edition) on December 15, 1997, computed monthly from the Effective Date of the Amendment; (2) On December 15, 1998, the sum of $700,000 together with imputed interest at the prime rate of interest as published in the Wall Street Journal (Western Edition) on December 15, 1998, computed monthly from the Effective Date of the Amendment, and; (3) On December 15, 1999, the sum of $700,000 together with Imputed Interest at the prime rate of interest as published in the Wall Street Journal (Western Edition) on December 15, 1999, computed monthly from the Effective Date of the Amendment. This will constitute "total of payments (Item 3, above). Debtor agrees, however, that Xerox may at any time require that Debtor pay the entire unpaid balance of the amount financed and all unpaid accrued interest in one lump sum upon the happening of any event enumerated in the paragraph entitled "Default" and the interest rate shall be the prime rate of Interest as published in the Wall Street Journal (Western Edition) as of such notice by Xerox.

B.  DEFAULT  At Xerox' option, the unpaid balance of the amount financed and all
    -------
    unpaid accrued interest will become immediately due and payable without any notice or demand to Debtor if any one of more of the following events occurs:

    1. Debtor fails to make a required payment on time;

    2. Debtor ceases or suspends business;

    3. Debtor files a petition of bankruptcy or has one filed against it or him/her;

    4. Debtor makes an assignment for the benefit of creditors or a receiver or trustee is appointed for Debtor or any other type of insolvency proceeding is begun by or against Debtor;

    5. Debtor makes any false representation to Xerox;;

    6. Xerox determines Debtor's ability to repay this note has been impaired;

    7. Debtor fails to make timely payment on any debt owing Xerox Corporation or any subsidiary thereof.

    8. The OEM License Agreement between the parties dated December 28, 1994 is terminated.

    C. a. Debtor hereby grants to Xerox as additional security for the payment of the debt which is the subject of this Promissory Note 600,000 shares of the common stock of Lasertechnics, Inc. is to be maintained by Xerox in a safe deposit box during the term of this note with demand registration rights to be exercised in the event of default.

    b. Debtor represents, warrants, and covenants that Debtor has good and marketable title to the said common stock and is owned by Lasertechnics, Inc. in its own right free from any lien, security interest, or other encumbrance and that there will be no set-offs or counter-claims of any nature whatsoever. Debtor will warrant and defend the title to stock against the lawful claims and demands of all persons;

    c. In the event the parties mutually agree to pledge other collateral;

         i. Debtor will execute alone or with Xerox such Financing Statements or other documents, in form satisfactory to Xerox, which Xerox may at any time desire to file in order to perfect and protect its security interests under this Promissory Note, and reimburse Xerox for the costs of filing the same; and that it will execute and deliver to Xerox any instrument, document, assignment, or other writing, which may be necessary or convenient to Xerox to carry out the terms of this Paragraph C and to perfect its security interest in and facilitate the collection of accounts receivable, the proceeds of the Collateral and any other property constituting security to Xerox;

        ii. Debtor hereby irrevocably nominates, constitutes and appoints Xerox as the true and lawful attorney-in-fact of Debtor, in its name, place and stead, to notify account debtors, to collect, receive, receipt and sue for all monies or other proceeds due from the accounts receivable, to endorse the name of Debtor on all commercial paper given in payment or in part payment thereof, and to settle, adjust, or compromise any claims or disputes as to the accounts as to the accounts receivable as fully as Debtor could itself do, and to take any other steps that it deems necessary or desirable to fulfill Debtor's obligations hereunder.

       iii. Xerox shall have the right to enter upon Debtor's premises at any reasonable time to inspect Debtor's books and records and make extracts therefrom and inspect the Collateral or its proceeds, and Debtor shall assist Xerox in whatever way necessary to make such inspection.

        iv.
D.  LEGAL FEES AND COURT COSTS. In the event that legal proceedings are
    ---------------------------
    instituted to collect any amount due upon any installment of this note, the undersigned, jointly and severally, agree to pay to the holder hereof in addition to the amount of the unpaid balance or principal and accrued unpaid interest, all costs and expenses of such proceedings, plus reasonable attorney fees.

E.  WAIVER The undersigned and all endorsers, sureties, and guarantors hereof
    ------
    hereby jointly and severally waive presentment for payment, demand, notice of non-payment, and notice of sureties. Guarantors hereof consent to any and all extension of time, renewals, waivers, or modifications that may be granted by Xerox with respect to the payments or other provisions of this note, and to the release of the collateral, or any part thereof without substitution and agree that additional makers, endorsers, guarantors, and sureties may become parties hereto without notice to them or without affecting their liability hereunder. No delay or omission to exercise any right, power or remedy accruing to Xerox upon breach or default by Debtor or guarantor under this promissory note shall impair any such right, power or remedy of Xerox, or shall be construed as a waiver of any breach or default or any similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers by Xerox must be in writing.

F.  CONFESSION OF JUDGMENT: Debtor hereby empowers any attorney of any court of
    -----------------------
    competent jurisdiction within the United States or elsewhere to appear for Debtor and with or without one or more declarations, confess a judgment or judgments against Debtor in favor of the holder of this promissory note for all sums due hereunder plus accrued unpaid interest thereon, together with costs of suit and reasonable attorney fees. Debtor waives all errors that may occur in any such proceeding and all stays of execution, and the exemption of all property from levy and sale on any execution after such confession is hereby expressly waived by Debtor and Debtor shall claim no benefit of exemption under or by virtue of any exemption law now in force or which may hereinafter be enacted.

Payments due under this Promissory Note shall be made without claim of set-off, counterclaim or deduction of any nature or kind or for any cause whatsoever.

Upon prior written notice, Xerox may change the address to which Debtor makes payments under this Promissory Note. Debtor shall give Xerox reasonable prior written notice of any address change by Debtor.

The liability of each of the undersigned shall be absolute and unconditional and without regard to the liability of any other party.

This promissory note and the security interest(s) granted to Xerox hereunder shall be governed by the interpreted in accordance with the laws of California.

XEROX CORPORATION                          SANDIA CORPORATION

By:                                        By:
     -----------------------                   -------------------------
Name:                                      Name:
      ----------------------                     -----------------------
Title                                      Title:
      ----------------------                      ----------------------
Date:                                      Date:
      ----------------------                     -----------------------
Address  3400 Hillview Avenue       Address:  3208 Commander  Drive
         Palo Alto, CA  94566                 Carrollton, TX  75006